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                                                                     Exhibit 8.1

Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation


                                October 28, 2003


Crystal Decisions, Inc.
895 Emerson Street
Palo Alto, CA 94301-2413


     We have acted as counsel to Crystal Decisions, Inc., a Delaware corporation (the "Company"), in connection with (i) the preparation of a Registration Statement on Form S-1 (File No. 333-108479) filed with the Securities and Exchange Commission (the "Commission") on September 3, 2003, as amended through the date hereof (the "Registration Statement") with respect to the Company's offer to rescind the sale of 327,970 shares of its Common Stock held by 25 persons and outstanding options held by 69 persons to purchase 1,439,792 shares of its Common Stock (the "Rescission Offer"), and (ii) the preparation and execution of the Agreement and Plan of Merger (the "Agreement"), dated as of July 18, 2003, by and among Business Objects S.A., a societe anonyme organized under the laws of the Republic of France ("Parent"), Borg Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub 1"), Business Objects Americas, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("BOA"), Borg Merger Sub III, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub 3"), Seagate Software (Cayman) Holdings Corporation, a Delaware corporation ("HoldCo"), and Company, pursuant to which (1) Merger Sub 1 will merge with and into HoldCo (the "HoldCo Merger"), (2) immediately following the HoldCo Merger, the surviving corporation of the HoldCo Merger will merge with and into BOA (the "Second HoldCo Merger"), (3) immediately following the Second HoldCo Merger, Merger Sub 3 will merge with and into the Company (the "Company Merger"), and
(4) immediately following the Company Merger, the surviving corporation of the Company Merger will merge with and into the surviving corporation of the Second HoldCo Merger (the "Second Company Merger," and together with the HoldCo Merger, the Second HoldCo Merger and the Company Merger, the "Mergers"). The Rescission Offer, the Mergers and certain proposed transactions incident thereto are described in the Registration Statement. This opinion is being rendered pursuant to the requirements of Item 16(a) of Form S-1 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.



     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Mergers will be consummated in accordance with the provisions of the Agreement, and that the parties have complied with, and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the Rescission Offer and the Mergers will be consummated in the manner contemplated in the Registration Statement and will be effective under applicable state law; (iii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by Parent, Merger Sub 1, BOA, Merger Sub 3, HoldCo and Company in the Agreement and the Registration Statement; and (iv) the delivery to us of customary representation letters by Parent, Merger Sub 1, BOA, Merger Sub 3, HoldCo and Company prior to the effective time of the Mergers.



     Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences," subject to the limitations and qualifications described therein, represents our opinion. Because this opinion is being delivered prior to the consummation of the proposed transactions described in the Registration Statement, it must be considered prospective and dependent on future

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Crystal Decisions, Inc.
October 28, 2003
Page 2



events. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Mergers or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event that any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


      This opinion is furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,


                                       /s/ Wilson Sonsini Goodrich & Rosati

                                       WILSON SONSINI GOODRICH & ROSATI

                                       Professional Corporation